INDEPENDENT CONTRACTOR
AGREEMENT

AGREEMENT, dated March 28th, 2011 between PUISSANT INDUSTRIES INC. (hereinafter "the Company") and Fred L Akers (hereinafter "the Contractor"). Now, therefore, the parties agree as follows:

1. ENGAGEMENT. The Company shall engage the Independent Contractor, and the Contractor shall serve the Company upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall expire on March 28, 2012, and shall renew automatically for twelve month term unless the Company provides Contractor 30 days advanced written notification of the termination of the Agreement.

3. SERVICES. During the period or periods of its engagement hereunder, the Contractor shall serve the Company and shall perform Pipeline, Gathering System and Compressor Station services for properties required or requested in connection with their business, within the limitations outlined.

4. COMPENSATION. In consideration for the services outlined above the Company will be obligated to compensate Contractor as follow:
Fee: The Company will pay a non-refundable retainer of 20,000 common shares of the Company.
Reimbursement of Approved Out-of-pocket Expenses: The Company shall be responsible for all pre-approved in writing out-of-pocket, reasonable and necessary business expenses incurred by the Contractor in furtherance of the agreement.
Additional Services: In the event the Contractor is requested to provide additional pre-approved services in writing to the Company, the Contractor will bill separately at $50.00 per hour.

5. INDEMNIFICATION AND HOLD HARMLESS PROVISION. The Contractor agrees hereby to indemnify and hold harmless the Company from any and all claims by the Contractor which may arise out of and in the course of the performance of his duties hereunder. Any and all claims for unemployment benefits and/or claims for workers' compensation benefits are hereby expressly waived by the Contractor who agrees to maintain separate policies of liability, health, and accident insurance as may be necessary in connection with the performance of his duties herein.

INITIAL:   FA     MH

Independent Contractor Agreement
Puissant Industries, Inc. and Fred L. Akers

6. RELATIONSHIP BETWEEN PARTIES. The Contractor is engaged by the Corporation only for the purposes and to the extent set forth in the Agreement, and his relation to the Corporation shall, during the period or periods of his engagement and services hereunder, be that of an independent contractor.  The Contractor shall be free to dispose of such portion of his entire time, energy, and skill during regular business hours (as he is not obligated to devote hereunder to the Company) in such matters as he sees fit to such persons, firms, or corporations as he deems advisable. The Contractor shall not be considered as having an employment status or as to being entitled to participate in any plans, arrangements, or distributions by the Company pertaining to or in connection with any insurance, pension, bonus, profit-sharing, or similar benefits for their regular employees.

7. PROFESSIONAL RESPONSIBILITY. Nothing in this agreement shall be construed to interfere with or otherwise affect the rendering of services by the Contractor in accordance with his independent and professional judgement. The Contractor shall perform his services in a good and workmanlike manner and in accordance with generally accepted oil and gas field practices.

9. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky.

10. ENTIRE AGREEMENT. The Agreement contains all of the terms, promises, covenants, conditions and representations made or entered into, by, or between Company and Contractor. This Agreement may not be modified or amended unless such amendment is set forth in writting and executed by both the Contractor and Company with the formalities hereof.

In Witness Whereof, the parties hereto have executed the Agreement on the date and year above first written.

/s/ Mark Holbrook	/s/ Fred L Akers
Mark Holbrook, President	Fred L Akers "Contractor"
PUISSANT INDUSTRIES, INC, "Company"